UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 15, 2022

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16853	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SBAC	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement for 2022 Tower Securities

On November 15, 2022, SBA Senior Finance, LLC (“SBA Senior Finance”), an indirect subsidiary of SBA Communications Corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) among SBA Senior Finance, Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities, LLC and Goldman Sachs & Co. LLC, as representatives of the several initial purchasers named on Schedule I thereto (the “Initial Purchasers”), pursuant to which SBA Tower Trust, a New York common law trust established by SBA Depositor LLC, an indirect subsidiary of the Company (“SBA Depositor”), agreed to sell $850.0 million aggregate principal amount of Secured Tower Revenue Securities, Series 2022-1, Subclass 2022-1C (the “2022-1C Tower Securities”) to the Initial Purchasers. Upon issuance, the 2022-1C Tower Securities will have an anticipated repayment date in January 2028, a final maturity date in November 2052 and an interest rate of 6.599% per annum.

To satisfy the applicable risk retention requirements of Regulation RR promulgated under the Securities Exchange Act of 1934, as amended (the “Risk Retention Rules”), SBA Guarantor, an affiliate of SBA Depositor (“SBA Guarantor”) also agreed to purchase $44.8 million principal amount of Secured Tower Revenue Securities, Series 2022-1, Subclass 2022-1R (the “2022-1R Tower Securities” and together with the 2022-1C Tower Securities, the “2022 Tower Securities”) in order to retain an “eligible horizontal residual interest” (as defined in the Risk Retention Rules) in an amount equal to at least 5% of the fair value of the offered and retained securities. Principal and interest payments made on the 2022-1R Tower Securities eliminate in consolidation. The 2022-1R Tower Securities have an anticipated repayment date in January 2028, a final maturity date in November 2052 and an interest rate of 7.870% per annum.

The Company expects the closing of the offering of the 2022 Tower Securities to occur on or about November 23, 2022. The Company intends to use the net proceeds from the offering to prepay the entire aggregate principal amount of the Secured Tower Revenue Securities, Series 2018-1C ($640.0 million) (the “2018-1C Tower Securities”) and the Secured Tower Revenue Securities, Series 2018-1R ($33.7 million), as well as accrued and unpaid interest, and to make a cash distribution to SBA Guarantor, which will further distribute such amount to one or more other Company entities to be used for general corporate purposes, which may include repaying outstanding corporate debt.

Relationships

The Company and certain of its affiliates have previously entered into commercial financial arrangements with each of the Initial Purchasers, and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to the Company and its affiliates, including serving (1) as a lender and/or in other related capacities in connection with the Senior Credit Agreement and the various term loans and revolving credit facility under the Senior Credit Agreement, (2) as a book runner and/or as an initial purchaser for our various series of Secured Tower Revenue Securities and (3) as a book runner and/or an initial purchaser for our various series of Senior Notes. Certain of the Initial Purchasers or their affiliates may hold from time to time a portion of the 2018-1C Tower Securities and, accordingly, may receive a portion of the net proceeds from the offering. In addition, certain of the Initial Purchasers or their affiliates serve in various roles under the Company’s Senior Credit Agreement, including as lenders under the Revolving Credit Facility and, accordingly, may receive a portion of the net proceeds from the offering.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.6	Purchase Agreement, dated November 15, 2022, among SBA Senior Finance, LLC, Deutsche Bank Trust Company Americas, as Trustee, and the several Initial Purchasers listed on Schedule I thereto.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: November 16, 2022